Exhibit 10.23

                        HILB, ROGAL AND HAMILTON COMPANY

                                    EMPLOYEE

                      NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT dated as of the 1st day of March, 2000, between Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), and ___ (Optionee"), is made pursuant and subject to the provisions of the Company's 1989 Stock Plan, as amended (the "Plan"), a copy of which is attached. All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan.

         1. Grant of Option. Pursuant to the Plan, the Company, on March 1, 2000, granted to Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of ___ shares of the common stock of the Company ("Common Stock") at the Option price of $28.4375 per share. Such Option will be exercisable as hereinafter provided.

         2. Terms and Conditions. This Option is subject to the following terms and conditions:

         (a) Expiration Date. The "Expiration Date" of this Option is March 1, 2007.

         (b)      Exercise of Option.  Except as provided in  paragraphs 3, 4, 5 and 10, this Option shall be exercisable with respect to twenty-five percent (25%) of the aggregate number of shares covered by this Option for each one (1) full year, up to a total of four (4) full years, that Optionee continues to be employed by the Company after the date of this Agreement. Once this Option has become exercisable with respect to any portion of the total number of shares in accordance

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with the preceding sentence, it shall continue to be exercisable with respect to such shares until the termination of Optionee's rights hereunder pursuant to paragraphs 3, 4 or 5, or until the Expiration Date. A partial exercise of this Option shall not affect Optionee's right to exercise subsequently this Option with respect to the remaining shares that are exercisable, subject to the conditions of the Plan and this Agreement.

         (c) Method of Exercising and Payment for Shares. This Option may be exercised only by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when such Option is being exercised in part in accordance with subparagraph 2(b) hereof. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by payment of the Option price in full for each share (a) in cash (United States dollars) or by cash equivalent acceptable to the Company, or (b) by a cashless exercise pursuant to Section IX(2) of the Plan.

         (d) Nontransferability. This Option is nontransferable except, in the event of the Optionee's death, by will or by the laws of descent and distribution subject to the terms hereof. During Optionee's lifetime, this Option may be exercised only by Optionee.

         3. Exercise in the Event of Death. This Option shall be exercisable in full in the event that Optionee dies while employed by the Company or an Affiliate and prior to the Expiration Date of this Option. In that event, this Option may be exercised by Optionee's estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. Optionee's estate or such persons must exercise this Option, if at all, within one year of the date of Optionee's death or during the remainder of the period preceding



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

the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

         4. Exercise in the Event of Permanent and Total Disability. This Option shall be exercisable in full if Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate and prior to the Expiration Date of this Option. In that event, Optionee must exercise this Option, if at all, within one year of the date he becomes disabled or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

         5. Exercise After Termination of Employment. In the event that the Optionee retires from employment with the Company after attaining age 62 and serving at least 10 consecutive years with the Company or an Affiliate or predecessor thereof, then this Option shall be exercisable in full but must be exercised by the Optionee, if at all, within one year following his retirement date or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option. In all events other than those events addressed in paragraphs 3 or 4 or the foregoing sentence of this paragraph 5, in which Optionee ceases to be employed by the
Company: (a) Optionee may exercise the Option in whole or in part with respect to that number of shares which are exercisable by him under paragraph 2(b) above on the date his employment terminated, and (b) this Option must be exercised by Optionee, if at all, within ninety (90) days following the date upon which he ceases to be employed by the Company or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in



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

no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

         6. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.

         7. No Right to Continued Employment. This Option does not confer upon Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

         8. Investment Representation. Optionee agrees that, unless such shares previously have been registered under the Securities Act of 1933, as amended (the "Securities Act"): (i) any shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale and
(ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with the Securities Act. This investment representation shall terminate when such shares have been registered under the Securities Act.

         9. Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this Option, and the price per share thereof, shall be proportionately adjusted by the Company for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, combination, reclassification, recapitalization or general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value, or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company, or any spin-off or other distribution of assets to shareholders.



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

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or a part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         10. Change of Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control, the provisions of Section XIII(3) of the Plan shall apply to this Option.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

         12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

         13. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Optionee and the successors of the Company.



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

         15. Gender. All pronouns used herein shall be deemed to refer to either the male or female as appropriate.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto.

OPTIONEE:                          HILB, ROGAL AND HAMILTON COMPANY



                                   By:
----------------------------              --------------------------------------
                                   Title: Chairman and Chief Executive Officer




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

                           NONQUALIFIED STOCK OPTIONS
                          FOR NAMED EXECUTIVE EMPLOYEES


                                      GRANT DATE              OPTIONS GRANTED
                                      ----------              ---------------

Richard F. Galardini                  03/01/2000                    4,000


Michael A. Janes                      03/01/2000                    6,500


Timothy J. Korman                     03/01/2000                    8,000


John P. McGrath                       03/01/2000                    8,000


Andrew L. Rogal                       03/01/2000                   16,000